Exhibit 99.1

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/MPB •Cast your vote online •Have your Proxy Card ready •Follow the simple instructions to record your vote

PHONE Call 1-866-883-0222
•Use any touch-tone telephone
•Have your Proxy Card ready
•Follow the simple recorded instructions to record your vote
LIVE AGENT Call 888-408-4059
•Speak to a live agent and vote on a recorded line

MAIL •Mark, sign and date your Proxy Card •Fold and return your Proxy Card in the postage-paid envelope provided

VIRTUAL MEETING
The special meeting will be held virtually via live webcast. To attend and vote at the special meeting, all shareholders of record must go to www.proxydocs.com/MPB and register for the meeting by 12:00 p.m. EDT on April 24, 2023.

Mid Penn Bancorp, Inc.
Special Meeting of Shareholders
For Shareholders of record as of March 01, 2023

TIME:	Tuesday, April 25, 2023 10:00 AM, Eastern Time
PLACE:	Special Meeting to be held live via the Internet - please visit
www.proxydocs.com/MPB for more details and to register.
This proxy is being solicited on behalf of the Board of Directors
The undersigned hereby appoints Roberta A. Hoffman, Scott W. Micklewright, and Edward P. Williams (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Mid Penn Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.
THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.
You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.
Important notice regarding the internet availability of proxy materials for the Special Meeting of Shareholders. The material is available at:
www.proxydocs.com/MPB
PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Mid Penn Bancorp, Inc.
Special Meeting of Shareholders
Please make your marks like this:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR ON PROPOSALS 1, 2, 3 AND 4

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
		FOR	AGAINST	ABSTAIN
1.
Approval of the Merger Agreement. To approve and adopt the Agreement and Plan of Merger, dated December 20, 2022 by and between Mid Penn and Brunswick Bancorp, or Brunswick, which provides for, among other things, the merger of Brunswick with and into Mid Penn.
		☐	☐	☐	FOR

2.
Approval of the Amendment to Article 5 of Mid Penn's Articles. To approve an amendment to Mid Penn's Articles of Incorporation to increase the number of shares of authorized common stock, par value $1.00 per share, which Mid Penn has authority to issue from 20,000,000 shares to 40,000,000 shares.
		☐	☐	☐	FOR

3.
Approval of the Amendment to Article 7 of Mid Penn's Articles. To approve an amendment to Mid Penn's Articles of Incorporation to limit the transactions in which Mid Penn's shareholders shall be required to vote to those transactions required to be approved by the shareholders pursuant to the Pennsylvania Business Corporation Law or the rules and regulations of any national securities exchange on which Mid Penn's securities are listed.
		☐	☐	☐	FOR

4.
Approval of the Adjournment Proposal. To approve a proposal to authorize the board of directors to adjourn the special meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the special meeting to approve the proposal to approve the merger agreement or the proposals to amend the articles.
		☐	☐	☐	FOR
The special meeting will be held virtually via live webcast. To attend and vote at the special meeting, all shareholders must go to www.proxydocs.com/MPB and register for the meeting by 12:00 p.m. EDT on April 24, 2023.
Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. Join owners should each sign. Trustees, administrators, attorneys, executors, custodians, guardians or corporate officers should include full title and authority.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date